EXHIBIT 99.1
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                              2000 AMENDMENT TO THE
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                                 1991 STOCK PLAN
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                         OF INCYTE PHARMACEUTICALS, INC.
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         THIS AMENDMENT amends the 1991 Stock Plan of Incyte Pharmaceuticals,
Inc. (the "Company"), as last amended as of June 8, 1999 (the "Plan"). Unless specifically otherwise defined, each term used herein shall have the meaning assigned to such term in the Plan.

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Plan to increase the number of shares authorized for issuance thereunder:

         NOW THEREFORE, the Plan is hereby amended as follows:

         1.  STOCK SUBJECT TO THE PLAN.

         1.1 Section 5, paragraph (a) of the Plan shall be amended by deleting the second sentence and replacing it with the following:

                  "The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 8,700,000 Shares, subject to adjustment pursuant to Section 9."

         2. DATE OF AMENDMENT. To record the adoption of this Amendment to the Plan by the Board of Directors as of February 28, 2000 and the approval by the stockholders of this Amendment on June 5, 2000, the Company has caused its authorized officer to execute the same.

                                    INCYTE PHARMACEUTICALS, INC.


                                    By         /S/ ROY A. WHITFIELD
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                                                  Roy A. Whitfield

                                    As its      CHIEF EXECUTIVE OFFICER
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